Exhibit 10.5

Contract Number:

Housing Lease Contract

Lessor (Party A): Dongguan Yuantai Sports Equipment Co. Ltd

Lessee (Party B): YMA Composite Materials (DG) Co., Ltd.

In order to protect the legitimate interests of both parties, in line with the principle of equality, mutual benefit and friendship and according to the relevant laws of this country, after adequate negotiation between the two parties, the leasing of production plants, dormitories, and related matters located in 128 industrial district, Tangxia town, Dongguan City, by Party A to Party B, is agreed under the following terms and shall be jointly implemented by both parties:

Article 1: Leased production plants, vacant site, and dormitories

1. Party B shall agree to lease in the land use right of the subject land located in No.613, Dongfu Guoyong 2003, N. 128 Industrial Zone, Tangxia Town, Dongguan City, PRC (The registered area of land on the land certificate is 12031.9 square meters. The certificate code of right to real estate on the land is Canton housing C2415546-2415549, 4 copies in total) and all buildings and their ancillaries on the land. The production plant has a frame structure, with firefighting facilities fully equipped in the main body, to be rented to Party B for its use.

2. At the time of signing of this lease contract, Party B has fully understood the status and condition of the leased property, and Party B hereby accepts the same.

Article 2: Contract Term

1. From 26 February, 2022 to 25 February, 2025, a total of 36 months.

2. Party B confirms that at the time contract is signed, Party A has transferred the leased property to Party B on an as is basis.

Article 3: Rental Date

1. The rental date of the production plant and dormitory is commenced on 26 February, 2022.

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Article 4: Payment method of rent, utilities, and security deposit

1. During the lease period, the rent per month of the leased property is RMB1,030,000, and the amount of rent does not include tax, which shall be paid separately by Party B and its related parties to the relevant government department.

2. The leased property shall be managed by Party B at their own expense during the lease term, and Party A does not provide management services for the leased property.

3. Party B shall pay to Party A the monthly rent 5 days before each new month, in case of holidays and public holidays will be postponed as scheduled, rent should be delivered to the bank account designated by Party A.

4. Party B shall, within three working days from the date of receipt of Party A’s payment request, pay to Party A three-month’s rent of RMB3,090,000 (Renminbi three million and ninety thousand yuan) for the production plant and dormitory as a security deposit for the performance of this contract, and at the same time complete payment of the rent for three month of production plant and dormitory of RMB 990,000 (Renminbi ninety nine hundred thousand yuan). Party A shall collect the security deposit and shall issue a receipt of the same amount to Party B.

5. After the signing of this contract, if Party B fails to perform its contractual obligations within the agreed time limit, Party A shall have the right to terminate the contract. If Party A agrees to continue the performance of contract, then Party B shall pay five thousandths of the total security deposit daily as contractual penalty until the security deposit is fully paid.

Article 5: Obligations of Party A

1. Party A guarantees that they have full ownership of the leased property under this contract, and there is no dispute to the ownership.

2. Party A to ensures that the main production plant construction is in line with the requirements of fire protection, and has issued and filed the construction project papers in regards to fire protection to Party B. Party B is responsible for the compliance of fire protection regulations after re-renovation. Party B should renovate according to fire protection regulations.

3. Party A shall hand over the production plants and dormitories to Party B on an as is basis. Party B, can carry out re-renovation on the production plant. Party A should ensure that the leased property and its ancillary facilities are in normal operating conditions. The parties shall confirm and describe in detail with records on the current status of the leased property and its ancillary facilities, subsidiary properties etc.

4. Party A provides existing power supply facilities for Party B to use. If Party B needs to increase the capacity of power supply, then Party B should pay at their own expense and apply to relevant departments. From the date of signing this contract, Party B shall be responsible for the maintenance of the relevant power supply facilities.

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5. If force majeure events occur, such as government actions (including: government power cutoff, power line maintenance, municipal pipeline constructions) or weather conditions (e.g. earthquakes, storms), causing water outage, power failure, and other circumstances, both Party A and Party B are not responsible to one another for the obligations caused by such occurrences.

Article 6: Obligations of Party B

1. When Party B uses the leased property, the weight of the items placed on the floor shall not exceed the designed compliance standards (Houses with more than two floors are designed to bear loads of _____ kg/m2). If losses incur on Party A due to Party B’s violation of this regulation, Part A has the right to terminate the contract, and is not required to return the security deposit paid by Party B. Party A shall also be entitled to demand compensation from Party B for such losses incurred.

2. During the lease term, Party B must comply with the property maintenance, furnishing, and water, electricity, fire related laws, regulations and relevant provisions, and especially pay attention to the regular inspection and maintenance of fire-fighting facilities and related hardware equipment in the production plant, actively cooperate with Party A in fire protection operations. Party B is strictly prohibited from using fire-fighting facilities in leased property for other purposes. Party A has the right to inspect the fire safety, with the permission of the responsible department of Party B, in the leased property without affecting the normal working conditions of Party B. Party B shall cooperate with Party A’s inspection. If fire or another accident occurs in the leased property, Party B should bear the responsibility for such accident.

3. If Party B in the production, operation process produces more industrial sewage, noise, harmful gases and other pollutants than the environmental protection limits, Party B will bear responsibility and compensate for all damages caused. If losses are incurred on Party A, Party B shall be required to bear the responsibility to compensate. Party B should ensure smooth operation of drainage. If Party B causes clogging of sewers and causes damage, no matter intentionally or negligently by improper use of the drainage system, Party B will be responsible for compensation and restoration. If Party B needs to add additional industrial sewage treatment facilities to ensure that normal production operations meet the requirements of relevant departments such as the environmental protection department, then Party B shall first provide relevant blueprints and plans to Party A in written form, and Party B shall execute construction independently and bear all costs. Party B shall apply for the relevant administrative procedures regarding government environmental protection (if any).

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4. During the lease term, Party B must strictly comply with the relevant regulations on safety, family planning, labor and employment etc.. In the event of a labor dispute, fire, or safety accident, all economic and legal liabilities resulting from it shall be borne by Party B. If the lease term expires or is terminated before the expiry of term, Party B shall settle all of its employees’ wages before it can proceed with the termination procedures. In case of arrear of wages, Party A shall have the right, under the supervision and cooperation of the labor department, to seal and auction the assets of Party B for payment of unpaid wages.

5. When Party B receives a “payment notice.” from Party A calculated according to the power supply bureau, water supply department (Party A charges Party B utility charges according to national standards, and the corresponding consumption is accounted for according to the actual usage. Party A does not charge Party B additional utility charges). If any questions arise with regards to water/electricity, charges, Party B shall inquire and confirm with Party A within 3 working days. Party A shall provide Party B with utility data in written form for verification by Party B.

6. Party B must educate employees to comply with national laws and regulations, abide by the rules and regulations of the park, and obey the management of management personnel. If there is any violation, Party A has the right to submit handling opinions to Party B and to negotiate the method of handling such cases with Party B. If the loss incurs on Party A, Party A shall have the right to be compensated by Party B.

7. During the lease term, Party B shall not engage in illegal activities or store prohibited items in the leased property. Otherwise, all consequences that might arise shall be borne by Party B alone. In this regard, Party A shall not bear any responsibility and consequences, and Party A shall have the right to terminate the contract unilaterally, confiscate the security deposit, and shall be compensated by Party B for such losses incurred.

8. During this lease term, industrial and commercial, tax, fire, renovation, customs, government administration charges the leased property shall be borne by Party B.

9. Party B is responsible for strengthening the physical and mental health education of employees and their the personal safety.

10. Party B obtain corresponding insurances on properties stored in the leased production plant and dormitory units on its own. Party A shall not be responsible for any loss or damages caused in this regard and Party B shall bear the responsibility.

11. Party B shall provide a copy of relevant documents such as industry and commerce, taxation, business license etc to Party A after the annual review.

12. During the lease term, Party B shall notify Party A to check and confirm on-site damage or malfunction to the leased production plant or dormitory and its ancillary facilities is discovered, and Party B shall promptly repair and bear the cost of repair.

13. Party B shall not sublet the property to any third party during the lease term (At present, the actual users of leased property include Party B and one of their affiliated enterprises, Forwell Sports Equipment Co., Ltd., Dongguan City Qinhui Molding Machinery Co. Ltd. These three companies are the actual users, and thus are not considered as third parties that Party B sublets property to).

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14. Party B is responsible for providing security guards, doormen, sanitation, parking spaces, landscapes in the production plant and dormitory area and public area, and regular maintenance services on the facilities in the public areas.

Article 7: Liabilities of termination and breach of contract

1. If Party B does not pay rent or utility bills in time, Party B shall pay to Party A 5% of the amount owed daily as penalty. If Party B owes rent and property management fees for more than 15 days, and still does not pay arrears within 5 working days of Party A’s written notice, then Party B shall unconditionally accept and agree to measures taken by Party A such as the cutoff of water and electricity supply and control of shipments etc.. All losses caused by water and electricity outage, and control of shipments etc. shall be borne by Party B unilaterally.

2. Party A shall have the right to terminate this contract, retain the security deposit, and claim on the housing rent within the renovation period if one of the following situations occurs with Party B. If losses or damages are incurred by Party A, Party B shall beobligated to make compensation.

1) Without the written consent of Party A, Party B sublets, transfers or lends the entire leased production plant or utilizes the leased plant and dormitory as external guarantee without authorization;

2) Party B intentionally or negligently causes serious damage to the leased property;

3) Performing illegal activities in the production plant or dormitories;

4) Party B’s hired employees are found to be in violation of laws, rules and regulations resulting in adverse effects, and after written notice and negotiation by Party A, Party B still refuses to dismiss such employees;

5) Dismantlement and reformation of the structure of the production plant without consent;

6) Non-compliance of the fire protection regulations, by not equipping fire extinguishing equipment and blocking fire exits of production plants, not abiding the law and no rectification according to the law made in time;

7) Without the written consent of Party A, privately acquire electricity and water;

8) Non-payment of rent, management fees and utilities without justification ,which is equivalent to 45 days’ housing rent ;

9) Unilateral termination of contract by Party B within the contract term;

10) Other serious breaches of the contract.

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3. Party B shall settle all costs (rent, utilities, management fees etc.) upon termination or early termination of the contract, and remove all items from the production plant and dismantle additional objects (unless Party A agrees to keep them) on the date of termination of the contract period, and guarantee the return of the property and normal use of the facilities and equipment, ensuring that it would not affect Party A’s re-leasing of the property. Party B shall notify Party A in written form within 5 days of the date of termination of the contract to inspect and accept the leased property. After receiving the notice, Party A shall send personnel to inspect the property within 3 working days, and issue an acceptance opinionaire to Party B. After acceptance by Party A, Party A shall deduct the relevant expenses (fees needed to repair for re-rental, arrear of wages to Party A etc.) within 5 working days according to the condition by the time of acceptance, and refund the security deposit to Party B (interest not included) after Party B has settled all the fees. If Party A does not send any personnel to inspect and accept the property within the agreed time period, the property will be considered as qualified for acceptance. If Party B does not clear the production plant as agreed, the rent will be paid in double. If the plant is not cleared after 10 days with written notice by Party A to Party B that it has not been dealt with, it will be regarded as abandonment of all items in the production plant by Party B. Party A has the right to dispose of all items in the leased property.

Article 8: Others

1. If Party B requires continual rental of housing after the expiration of this contract term, Party B shall notify Part A in writing three months before the expiration the contract term. If Party B has performed the contract well, under the same conditions, Party B shall have the priority to lease.

2. After the end of the lease between two parties, Party B’s renovation and immovable properties (including water and electricity supply equipment, elevators, air conditioners, adapters etc.) shall be owned by Party A without compensation.

3. If Party B needs to be notified of the performance or termination of this contract, Party A’s written notice delivered to the location of the leased property and receipt acknowledged by the person in charge of Party B shall be deemed as service of such notice; After the termination of the contract, Party A’s written notice delivered to the address listed in Appendix 2 shall be counted as a completed service of notice. If the delivery address has changed, Party B shall notify Party A in written form, and Party A shall deliver relevant documents to the updated address.

4. If Party B needs to set up advertisements and outdoor billboards on the leased property buildings, it shall be approved by Party A and submitted to the relevant government departments for approval, and ensure that advertising content is legitimate and facilities are secure. If any accident occurs, Party B shall bear the responsibility.

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5. If Party B requires a tax invoice from utilities etc., the tax arising from the invoice shall be paid by Party B, of which elevator maintenance fees, service charges and other invoices within the industry should be classified as: other service charges. If the government adjusts relevant taxes and fees, Party A shall have the right to make corresponding adjustments in accordance with the relevant provisions.

6. Disputes between the two parties in respect of this contract shall be resolved through negotiations; if negotiations fail, both parties may be referred to the housing authorities for mediation; if mediations fail, both parties may commence lawsuit in the People’s Court where the leased property is located.

7. If there are unaccomplished matters in this contract, both parties shall negotiate amicably, and may sign a supplementary contract, which shall have the same effect as the original.

8. This are two counterparts to this contract. Party A and Party B each receive one copy. The contract will come to effect from the date of signature and seal.

9. Details of relevant qualification documents, handover lists, lease details, etc. shall be found in Appendices 1 to 5.

(Main text ends here)

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Party A: Dongguan Yuantai Sports Equipment Co. Ltd    (Seal)

Legal representative: (signature)

Date:

Party B: YMA Composite Materials (DG) Co., Ltd   (Seal)

Legal representative: (signature)

Date:

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